Exhibit 21

ARVINMERITOR, INC.
SUBSIDIARIES

The following lists the subsidiaries, direct and indirect, of ArvinMeritor, Inc., and their state or other jurisdiction of incorporation or organization, along with ownership percentage (directly or indirectly) as of September 30, 2005.

Name	Jurisdiction	Ownership %
AVM, Inc.	South Carolina	100%
Ansa Marmitte s.r.l.	Italy	100%
Arvin RCI, B.V.	Netherlands	100%
Arvin Canada Holding Limited	Canada	100%
Arvin Cayman Islands, Ltd.	Cayman Islands	100%
Arvin Convertidores Cataliticos S.A. de C.V.	Mexico	100%
Arvin de Mexico S.A. de C.V.	Mexico	100%
Arvin European Holdings (UK) Limited	England & Wales	100%
Arvin European Holdings (UK) Limited French Branch	France	100%
Arvin Exhaust de Venezuela	Venezuela	100%
Arvin Exhaust India Private Ltd.	India	74.00%
Arvin Exhaust of Canada Ltd.	Canada	100%
Arvin Exhaust, s.r.o.	Czech Republic	66.00%
Arvin France SAS	France	100%
Arvin Industries Foreign Sales Corporation	U.S. Virgin Islands	100%
Arvin International Holdings, LLC	Delaware	100%
Arvin International Holland B.V.	Netherlands	100%
Arvin International (UK) Limited	England & Wales	100%
Arvin Motion Control Limited	England & Wales	100%
ArvinMeritor, Inc.	Nevada	100%
ArvinMeritor A&ET	France	100%
ArvinMeritor A&ET GmbH	Germany	100%
ArvinMeritor A&ET SpA	Italy	100%
ArvinMeritor A&ET Limited	England & Wales	100%
ArvinMeritor A&ET Limited — Turkish Branch	Turkey	100%
ArvinMeritor A & ET SA (Proprietary) Limited	South Africa	100%
ArvinMeritor B.V.	Netherlands	100%
ArvinMeritor CV Aftermarket B.V.	Netherlands	100%
ArvinMeritor CV Aftermarket, S.A.	Spain	100%

Exhibit 21
Subsidiaries

Name	Jurisdiction	Ownership %
ArvinMeritor CV Aftermarket SAS	France	100%
ArvinMeritor CV Aftermarket S.r.l.	Italy	100%
ArvinMeritor CV Aftermarket Limited	England & Wales	100%
ArvinMeritor CVS Axles France SAS	France	51%
ArvinMeritor CVS Services SAS	France	100%
ArvinMeritor CVS (Shanghai) Ltd.	China	100%
ArvinMeritor ET B.V.	Netherlands	100%
ArvinMeritor FAW Sihaun (Changchun) Vehicle Brake Co. Ltd.	China	60.00%
ArvinMeritor GmbH	Germany	100%
ArvinMeritor LVS-Brussels	Belgium	100%
ArvinMeritor LVS Espana, S.A.	Spain	100%
ArvinMeritor LVS Gifhorn	Germany	100%
ArvinMeritor LVS Liberec A.S.	Czech Republic	100%
ArvinMeritor LVS spol. s r.o.	Slovak Republic	100%
ArvinMeritor LVS Zilina s r.o.	Slovak Republic	100%
ArvinMeritor OE, LLC	Delaware	100%
ArvinMeritor OE, LLC — UK Establishment	England & Wales	100%
ArvinMeritor OE, LLC — Czech Branch	Prague	100%
ArvinMeritor OE, LLC — Spanish Branch	Spain	100%
ArvinMeritor Argentina S.A.	Argentina	100%
ArvinMeritor Assembly, LLC	Delaware	100%
ArvinMeritor Brake Holdings, Inc.	Delaware	100%
ArvinMeritor Canada	Canada	100%
ArvinMeritor Canada Holdings Inc.	Canada	100%
ArvinMeritor Commercial Vehicle Aftermarket AG	Zurich Canton, Switzerland	100%
ArvinMeritor Commercial Vehicle Systems de Mexico, S.A. de C.V.	Mexico	100%
ArvinMeritor do Brasil Sistemas Automotives Ltda.	Brazil	100%
ArvinMeritor Emissions Technologies GmbH	Germany	100%
ArvinMeritor Emissions Technologies Kft.	Hungary	100%
ArvinMeritor Emissions Technologies, S.A.	Spain	100%
ArvinMeritor Emissions Technologies SA (Proprietary) Limited	South Africa	100%
ArvinMeritor Emissions Technologies Spartanburg, Inc.	South Carolina	100%
ArvinMeritor Finance (Barbados) Inc.	Barbados	100%
ArvinMeritor Finance Canada Inc.	Canada	100%
ArvinMeritor Finance France SNC	France	100%
ArvinMeritor Finance Ireland	Ireland	100%

Exhibit 21
Subsidiaries

Name	Jurisdiction	Ownership %
ArvinMeritor Finance Nova Scotia Corp.	Nova Scotia	100%
ArvinMeritor Holdings (Barbados) Limited	Barbados	100%
ArvinMeritor Holdings France SAS	France	100%
ArvinMeritor Holdings France SNC	France	100%
ArvinMeritor Holdings SNC	France	100%
ArvinMeritor Holdings Mexico, Inc.	Delaware	100%
ArvinMeritor International Holdings, LLC	Delaware	100%
ArvinMeritor Investment (Luxembourg) Limited	England & Wales	100%
ArvinMeritor Investment (Luxembourg) Limited — Dublin Branch	Ireland	100%
ArvinMeritor Japan K.K.	Japan	100%
ArvinMeritor Italiana S.p.A.	Italy	100%
ArvinMeritor Light Vehicle System Parts (Shanghai) Co. Ltd.	China	100%
ArvinMeritor Light Vehicle Systems Australia (Pty.) Ltd.	Australia	100%
ArvinMeritor Light Vehicle Systems (Chongqing) Co. Ltd.	China	100%
ArvinMeritor Light Vehicle Systems Sp.z o.o.	Poland	100%
ArvinMeritor Light Vehicle Systems (Yantai) Co. Ltd.	China	100%
ArvinMeritor Light Vehicle Systems (UK) Limited	England & Wales	100%
ArvinMeritor Light Vehicle Systems — France	France	100%
ArvinMeritor Light Vehicle Systems Korea Limited	Korea, Republic of	100%
ArvinMeritor Light Vehicle Systems (Shanghai) Co., Ltd.	China	100%
ArvinMeritor Limited	England & Wales	100%
ArvinMeritor Old TTL Limited	England & Wales	100%
ArvinMeritor Pension Trustees Limited	England & Wales	100%
ArvinMeritor Receivables Corporation	Delaware	100%
ArvinMeritor Suspension Holdings, Inc.	Delaware	100%
ArvinMeritor Suspension Systems S.r.l.	Italy	100%
ArvinMeritor Sweden AB	Sweden	100%
ArvinMeritor Technology, LLC	Delaware	100%
ArvinMeritor (Thailand) Co., Ltd.	Thailand	99.94%
ArvinMeritor Thailand, LLC	Delaware	100%
Arvin Replacement Products SAS	France	100%
Arvin Replacement Products S.r.L.	Italy	100%
Arvin Replacement Products Finance, LLC	Delaware	100%
Arvin Replacement Products Limited	England & Wales	100%
Arvin Ride Control Products, Inc.	Canada	100%

Exhibit 21
Subsidiaries

Name	Jurisdiction	Ownership %
Arvin Technologies, Inc.	Michigan	100%
Arvinyl West, Inc.	California	100%
Belgium Branch of Meritor LVS France	Belgium	100%
Carvica, C.A.	Venezuela	100%
Carvicay Ltd.	Cayman Islands	100%
Carvierca C.A.	Venezuela	100%
Euclid Industries, LLC	Delaware	100%
Euclid Industries Canada Ltd.	Canada — Ontario	100%
Financiere Rosi SAS	France	100%
Fonderie Vénissieux SAS	France	51.00%
Gabricay Ltd.	Cayman Islands	100%
Gabriel de Venezuela, C.A.	Venezuela	50.90%
Gabriel Europe	France	100%
Gabriel Europe, Inc.	Delaware	100%
Gabriel International, Inc.	Panama	100%
Gabriel Ride Control Products, Inc.	Delaware	100%
Gabriel SA (Pty) Ltd.	South Africa	100%
INDI, S.A. de C.V.	Mexico	100%
MSS Holdings, Limited	Canada — Ontario	100%
Maremont Corporation	Delaware	100%
Maremont Exhaust Products, Inc.	Delaware	100%
Meritor I Acquisition Corporation	Delaware	100%
Meritor HVS AB	Sweden	100%
Meritor HVS (India) Ltd.	India	51.00%
Meritor HVS Istanbul Irtibat Burosu	Turkish branch of Italian Company (Meritor HVS Cameri-Istanbul Liaison office)	100%
Meritor LVS, S.A. de C.V.	Mexico	100%
Meritor LVS Zhenjiang Co. Ltd.	China	100%
Meritor LVS Zhenjiang (II) Co. Ltd.	China	100%
Meritor Automotive FSC Limited	Barbados	100%
Meritor Automotive Canada Inc.	Canada	100%
Meritor Automotive Export Limited	England & Wales	100%
Meritor Automotive (Proprietary) Limited	South Africa	100%
Meritor Cayman Islands, Ltd.	Cayman Islands	100%
Meritor Clutch LLC	Delaware	100%
Meritor Finance (Barbados) Limited	Barbados	100%
Meritor Finance Cayman Islands, Ltd.	Cayman Islands	100%
Meritor Finance Netherlands B.V.	Netherlands	100%
Meritor France SNC	France	100%

Exhibit 21
Subsidiaries

Name	Jurisdiction	Ownership %
Meritor Golde GmbH	Germany	100%
Meritor Golde GmbH & Co. KG	Germany	100%
Meritor Golde Portugal Sistemas de Estruturas e Carrocerias, Lda.	Portugal	100%
Meritor Heavy Vehicle Braking Systems (UK) Limited	England & Wales	100%
Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc.	Delaware	100%
Meritor Heavy Vehicle Systems B.V.	Netherlands	100%
Meritor Heavy Vehicle Systems, LLC	Delaware	100%
Meritor Heavy Vehicle Systems S.A.S.	France	100%
Meritor Heavy Vehicle Systems Australia Ltd.	Australia — Victoria	100%
Meritor Heavy Vehicle Systems Cameri SpA	Italy — Novara	100%
Meritor Heavy Vehicle Systems de Venezuela S.A.	Venezuela	99.99%
Meritor Heavy Vehicle Systems España S.A.	Spain	100%
Meritor Heavy Vehicle Systems Limited	England & Wales	100%
Meritor Heavy Vehicle Systems (Manufacturing) Limited	England & Wales	100%
Meritor Heavy Vehicle Systems (Mexico), Inc.	Delaware	100%
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware	100%
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Delaware	100%
Meritor Heavy Vehicle Systems Verona S.r.l.	Italy	100%
Meritor Holdings Netherlands B.V.	Netherlands	100%
Meritor Huayang Vehicle Braking Company, Ltd.	China	60.00%
Meritor Light Vehicle Systems India Private Limited	India	99.99%
Meritor Light Vehicle Systems (Spain) Inc.	Delaware	100%
Meritor Luxembourg S.a.r.l.	Luxembourg	100%
Meritor Management Corp.	Delaware	100%
Meritor Management Corporation — Czech Permanent Establishment	Czech Republic	100%
Meritor Mexicana Holdings, S.A. de C.V.	Mexico	100%
Meritor Suspension Systems Company, Inc.	Delaware	100%
Meritor Suspension Systems Company, U.S.	Delaware	57.15%
Meritor Suspension Systems Company (an Ontario general partnership)	Canada — Ontario	57.15%
Meritor Suspension Systems Company Limited	England & Wales	100%
Meritor Suspension Systems Exports Limited	England & Wales	100%
Meritor Suspension Systems Holdings UK Limited	England & Wales	57.15%
Meritor Technology, Inc.	Delaware	100%
Meritor Transmission Corporation	Delaware	100%
Novaferra Eisen Abgastechnologie GmbH	Germany	100%
Purolator Products Company, LLC	Delaware	100%
Purolator Products NA, LLC	Delaware	100%

Exhibit 21
Subsidiaries

Name	Jurisdiction	Ownership %
Romax Uitlaatsysteme B.V.	Netherlands	100%
SIR SAS (Societe Industrielle de Rupt SAS)	France	100%
Servicios Corporativos ArvinMeritor, S.A. de C.V.	Mexico	100%
Sinterizados S.A.	Venezuela	100%
Super Diesel, S.A.	Mexico	97.20%
Tyseley Estates Limited	England & Wales	100%
Wilmot-Breeden (Holdings) Limited	England & Wales	100%
Xuzhou Meritor Axles Co. Ltd.	China	60.00%
Zeuna Stärker Produzioni Italia SpA	Italy	80.00%
Zeuna Stärker South Africa (Proprietary) Limited	South Africa	100%